UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

4800 Montgomery Lane, Suite 800, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(240) 497-9024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 9, 2014, Northwest Biotherapeutics, Inc. entered into a Securities Purchase Agreement with a single institutional investor for the sale of 2,272,727 shares of common stock at a purchase price of $6.60 per share, for a total purchase price of $15.0 million. Additionally, from the date of the closing until one year after the closing date, the investor has a non-transferable Overallotment Right to purchase up to 2,272,727 additional shares of common stock at a price per share of $7.50, for an additional subscription amount of up to $17.05 million.

In connection with the offering, on April 9, 2014, we entered into a letter agreement with H.C. Wainwright as sole placement agent. Wainwright will receive fees comprising 7% of the gross proceeds of the offering, and warrants equal to 5% of the shares sold to the investor in the financing. The warrants relating to the offering shares will have an exercise price of $8.25 (equal to 125% of the price per share for the offering shares) and the warrants relating to the Overallotment Right shares, if any, will be $9.375 (equal to 125% of the price per share for the Overallotment Right shares, if any). The warrants will be exercisable until February 5, 2018.

The offering is being made pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission and an accompanying prospectus dated February 5, 2013, pursuant to Northwest’s shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission on January 7, 2013 and became effective on February 5, 2013 (File No. 333-185898). The offering is expected to close on or about April 14, 2014, subject to the satisfaction of customary closing conditions contained in the securities purchase agreement. The securities purchase agreement contains customary representations, warranties, and covenants by us. The placement agent letter agreement contains customary indemnification obligations, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties.

Copies of the Securities Purchase Agreement, the placement agent letter agreement and the form of placement agent warrant are attached as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of these documents are not complete and are qualified in their entirety by reference to Exhibits 4.1, 10.1 and 10.2. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the validity of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

A copy of the press release announcing the registered direct offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The warrants to be issued to the placement agent described in Item 1.01 above will be issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant to be issued to Placement Agent.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.1	Securities Purchase Agreement dated as of April 9, 2014.

10.2	Letter agreement between Northwest Biotherapeutics, Inc. and H.C. Wainwright & Co., LLC, dated April 9, 2014.

99.1	Press release dated April 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: April 11, 2014	/s/ Linda Powers
Linda Powers, Chief Executive Officer and Chairman